Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 126 to the Registration Statement on Form N-1A of Fidelity Summer Street Trust: Fidelity Focused High Income Fund of our report dated June 18, 2015; Fidelity High Income Fund of our report dated June 22, 2015; Fidelity Capital & Income Fund of our report dated June 23, 2015 and Fidelity Global High Income Fund of our report dated June 24, 2015 relating to the financial statements and financial highlights included in the April 30, 2015 Annual Report to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the heading "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts June 24, 2015